EXHIBIT 14
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Microsourceonline 2004 Electronic Vehicles
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This chart provides a quick overview of all our e-publishing  vehicles. For more information, please contact sales@microsourceonline.com
                            ---------------------------

Database Rental:
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$375 / 1,000 names
Option  A:  sent  out by  Microsourceonline.com,  but  with  no  association  to
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Microsourceonline.com
Option  B:  sent  out  from  Microsourceonline.com  as  a  special  provided  by
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Microsourceonline.com in conjunction with sponsor

                                                                                              HTML
Product:                                             Microsource.ca        ePromoLine         Email
--------                                             --------------        ----------         -----

Frequency                    Daily                     Daily                Daily         max. 2 per wk

Channel                       Yes                       Yes                  Yes              Yes

End User                       N/A                      Yes                  N/A              Yes

                    Searchable database that can      Reseller & VAR      Free posting        Single
                    easily give you competitive       Directory for        of current       vendor HTML
                    pricing on computer                 End-Users         promotions on      Email
                    equipment from distributors                              eCL for       designed for
   Brief            and manufacturers in                                   vendors and         quick
Description         Canada.  Increases member                             distributors       response
                    distributor and manufacturer
                    targetted sales, and allows
                    better pricing and
                    availability for Resellers
                    and VARs

                    Microsourceonline features a
                    drivers database, financing
                    options, and miscellaneous
                    member benefits,
                                                                                            Channel
                                                                         Channel (push)     (push)
                                                      Channel (push)        End-User       End-User
Focus                      Channel (push)          End-User (pull) via     (pull) via     (pull) via
                                                        Resellers           Resellers      Resellers

Cost                            N/A                       N/A                 N/A          $2,500

Banners               $4,600 per week (5 times)      $2,300 per week     $2,300 per week      N/A

Box Ads                 boxes $2,300 per week        $1,150 per week     $1,150 per week      N/A

Story Page             story page banners $2,300            N/A                 N/A            N/A
Banners                      per week

Story Page            story page box ads $1,500
Box Ads                       per week                     N/A                 N/A            N/A

Story Page                 $4,600 per week                 N/A                 N/A            N/A
 Pop Up
 Screens

Category Pop          story page box ads $1,500            N/A                 N/A            N/A
Up Screens                    per week



Advertising and Sponsorship Annual Frequency Discounts
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Cumulative from all Microsourceonline.com ePubs

List Price      1 - 5     6 - 12     13 - 25     26 - 38     39 - 51      51+
  $2,300       $2,300     $2,185     $1,955      $1,840      $1,725      $1,660
  $4,600       $4,600     $4,370     $3,910      $3,680      $3,450      $3,315

All rates in Canadian dollars. 25% commission paid to accredited advertising agencies.